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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  March 15, 2001


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


     Delaware                   1-8400                   75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)               (Zip Code)


                          (817) 963-1234
                (Registrant's telephone number)







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Item 9.   Regulation FD Disclosure

AMR Corporation (the "Company") is furnishing herewith certain data regarding its unit costs, capacity, traffic and fuel, and a monthly update.





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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  March 15, 2001

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                                     March 15, 2001


     Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this report, the words "expect", "forecast", "anticipates" and similar expressions are intended to identify forward-looking statements. All such statements are based on information available to the Company on the date of this report. The Company undertakes no obligation to update or revise any forward-looking statement, regardless of reason. This discussion includes forecasts of costs per ASM, capacity, traffic, fuel cost and fuel consumption, and operational considerations, each of which is a forward-looking statement. There are a number of factors that could cause actual results to differ materially from our forecasts. Such factors include, but are not limited to, general economic conditions, competitive factors within the airline industry which could affect the demand for air travel, changes in the Company's business strategy and changes in commodity prices. For additional information regarding these and other factors see the Company's filings with the Securities and Exchange Commission, including but not limited to the Company's Form 10-K for the year ended December 31, 1999.


Monthly Update

February traffic, as earlier reported, was down from last year's levels. A portion of this decline was due to the Leap Year effect, however, a general softening in demand clearly contributed to these results.

March traffic is also now expected to be lower than last year due to: softer overall demand, weather disruptions in the Northeast in early March and heavy storms in Dallas in mid-March, and a brief labor related disruption at JFK which impacted AA's operations. The weather events have also resulted in a slightly larger year-over-year decline in overall capacity. As a result of the above factors, we expect to post a modest loss for the first quarter.

Unit Costs


            AMR Consolidated Cost per ASM (in cents)

                       Actual    --------Forecast------------
                         Feb       Mar       1Q01       Apr
  AMR Cost per ASM      12.02      11.78     11.73      11.65



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         American Mainline Operations Cost per ASM (in cents)

                                   Actual    ----------Forecast-------
                                   Feb       Mar       1Q01       Apr

  AA Cost per ASM                 11.50     11.30     11.24     11.17
  Prior Year (2000) Restated*      9.94     10.30     10.04     10.15

* Certain airline related small businesses have been reclassified under American Mainline Operations (e.g. contract maintenance and magazine). As a result, we have provided restated numbers for 2000 on a comparable basis. Please note that this minor change does not impact AMR Consolidated numbers.


Capacity, Traffic and Fuel

                                 Actual    -----------Forecast--------
                                  Feb       Mar       1Q01       Apr
  AA Mainline Ops:
     Capacity (yr/yr)              -5.2%     -3.1%     -2.5%     +1.3%
     Traffic (yr/yr)               -4.6%     -3.9%     -1.9%     +0.5%

     Fuel ($/gal incl. tax)        0.88      0.82      0.86      0.79
     Fuel Consumption (mil)         232       265       750       257

  American Eagle:
     Capacity (yr/yr)              +1.4%     +2.8      +4.9      +8.2
     Traffic (yr/yr)               -3.1%     -3.3      -0.6      +2.0



Please call if you have additional questions.



                                    Michael Thomas
                                    Director, Investor Relations